POWER OF ATTORNEY

Know all by these present that the undersigned hereby constitutes and appoints each of Patricia E.

Jackson and Catherine L. Phillips, signing singly, the undersigned's true and lawful attorney-in-fact to:

I. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Ingles Markets, Incorporated (the "Company"), Form ID and
Forms 3,4 and 5 in
accordance with Section l 6(a) of the Securities Exchange Act of 1934 and the rules thereunder;
2. do and perform any and all acts for and on behalf ofthe undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
3. take any action ofany type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf ofthe undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise ofany of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do ifpersonally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue ofthis power ofattorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of undersigned, are not assuming, nor is the Company assuming, any ofthe undersigned's responsibilities to comply with Section 16 ofthe Securities Exchange Act of 1934.
The Power ofAttorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEiEoF, the undersigned has caused this Power of Attorney to be executed as ofthis
Z1._~ay of0Utl\l,tv , 2021.